Exhibit 23.1

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

Reven Housing REIT, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of Memphis 60 Homes for the year ended December 31, 2013, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the statement of revenues over certain operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues over certain operating expenses that is free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statement of revenues over certain operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues over certain operating expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statement of revenues over certain operating expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenues over certain operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of Memphis 60 Homes for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

Other Matters

As described in Note 2, the statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A), and is not intended to be a complete presentation of the revenues and expenses of Memphis 60 Homes. Our opinion is not modified with respect to this matter.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

May 6, 2015

MEMPHIS 60 HOMES

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

	Six Months	Year
	Ended	Ended
	June 30,	December 31,
	2014	2013
	(unaudited)

Rental income, net	$286,759	$555,874

Operating expenses:
Property operating and maintenance	45,949	111,047
Real estate taxes	54,505	73,863

Total operating expenses	100,454	184,910

Revenues over certain operating expenses	$186,305	$370,964

See accompanying notes to statements of revenues over certain operating expenses.

MEMPHIS 60 HOMES

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2014 (unaudited)

and the Year Ended December 31, 2013

1.	DESCRIPTION OF REAL ESTATE PROPERTY

On July 28, 2014, Reven Housing REIT, Inc. (“Company”), through a wholly-owned subsidiary, Reven Housing Tennessee, LLC (“Buyer”), closed on the acquisition of 51 single family homes located in the Memphis, Tennessee metropolitan area, pursuant to that certain Single Family Homes Real Estate Purchase and Sale Agreement dated April 24, 2014, as amended (the “Memphis 60 Agreement”) between Buyer and H&J Properties, LLC, Memphis Cash Flow, GP, and Equity Trust Company Custodian FBO Hulet T. Gregory IRA Z108673 (collectively, the “Memphis 60 Sellers”). Between September 11, 2014 and December 24, 2014, the Buyer closed on the acquisition of an additional nine single family homes (together with the previously purchased 51 single family homes, the “Memphis 60 Homes”) from the Memphis 60 Sellers pursuant to the Memphis 60 Agreement. The Memphis 60 Sellers are not affiliated with the Company.

The contract purchase price for the 60 acquired properties was $4,725,800, exclusive of closing costs. The Company funded 100% of the purchase with cash.

Reven Housing REIT is a Maryland corporation formed to invest in and manage a diverse portfolio of single family homes located throughout the United States.

2.	BASIS OF PRESENTATION

The accompanying audited statement of revenues over certain operating expenses for the year ended December 31, 2013 has been prepared to comply with the rules and regulations of the Securities and Exchange Commission (“SEC”).

 Memphis 60 Homes is not a legal entity and the accompanying statements of revenues over certain operating expenses are not representative of the actual operations for the periods presented, as certain revenues and expenses have been excluded on the basis that they may not be comparable to the revenues and expenses Reven Housing REIT expects to incur in the future operations of Memphis 60 Homes. Excluded items include interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of Memphis 60 Homes.

 The accompanying unaudited statement of revenues over certain operating expenses for the six months ended June 30, 2014 has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information as contained within the Financial Accounting Standards Board Accounting Standards Codification and the rules and regulations of the SEC, including the instructions to Form 8-K and Article 3-14 of Regulation S-X. Accordingly, the unaudited statement of revenues over certain operating expenses does not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the statement of revenues over certain operating expenses for the unaudited interim period presented includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for such period. Operating results for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

An audited statement of revenues over certain operating expenses for the year ended December 31, 2013 is being presented for the most recent fiscal year available instead of the two most recent years based on the following factors: (i) Memphis 60 Homes was acquired from an unaffiliated party and (ii) based on due diligence of Memphis 60 Homes by Reven Housing REIT, management is not aware of any material factors relating to Memphis 60 Homes that would cause this financial information not to be indicative of future operating results.

MEMPHIS 60 HOMES

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2014 (unaudited)

and the Year Ended December 31, 2013

3.	SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Memphis 60 Homes leases single family homes under operating leases generally with terms of one year or less. Rental revenue, net of concessions, is recognized on a straight-line basis over the terms of the leases.

Use of Estimates

The preparation of financial statements, as described in Note 2 and in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates.

4.	COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, Memphis 60 Homes may become party to legal proceedings that arise in the ordinary course of its business. The Company is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its financial condition or results of operations for the periods presented.

5.	SUBSEQUENT EVENTS

Reven Housing REIT evaluates subsequent events up until the date the statements of revenues over certain operating expenses are issued. The accompanying statements of revenues over certain operating expenses were issued on May 6, 2015.

REVEN HOUSING REIT, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements and accompanying notes should be read in conjunction with the consolidated balance sheet of Reven Housing REIT, Inc. (“Reven Housing REIT” or the “Company”) as of December 31, 2013 and June 30, 2014 (unaudited), the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2013 and for the six months ended June 30, 2014 (unaudited), and the notes thereto. The consolidated financial statements of the Company as of and for the year ended December 31, 2013 and the consolidated financial statements as of and for the six months ended June 30, 2014 (unaudited) have been included in the Company’s prior filings with the SEC. In addition, this unaudited pro forma information should be read in conjunction with the statements of revenues over certain operating expenses and the notes thereto of Memphis 60 Homes, which are included herein.

The following unaudited pro forma balance sheet as of June 30, 2014 has been prepared to give effect to the acquisition of Memphis 60 Homes as if the acquisition occurred on June 30, 2014.

The following unaudited pro forma statements of operations for the six months ended June 30, 2014 and for the year ended

December 31, 2013 have been prepared to give effect to the acquisition of Memphis 60 Homes acquired as if this acquisition occurred on January 1, 2013.

On November 5, 2014, the Company effected a 1-for-20 reverse stock split of the issued common stock. All applicable share data, per share amounts and related information in the following pro forma information have been adjusted retroactively to give effect to the 1-for-20 reverse stock split.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Memphis 60 Homes been consummated as of the dates indicated. In addition, the pro forma balance sheet includes pro forma preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisition. These preliminary estimates may be adjusted in the future upon finalization of the purchase accounting.

REVEN HOUSING REIT, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

As of June 30, 2014

		Memphis 60
	Reven Housing	Acquisition
	REIT, Inc.	Pro Forma	Pro Forma
	Historical (a)	Adjustments (b)	Total

ASSETS
Investment in real estate, net	$13,506,763	$4,684,372 (c)	$18,191,135
Cash	9,213,610	(4,764,141)	4,449,469
Rents and other receivables	33,193	-	33,193
Tax, insurance reserves and holdback funds	354,405	-	354,405
Escrow deposits and prepaid expenses	121,294	(58,533)	62,761
Lease origination costs, net	75,038	41,428 (c)	116,466
Loan fees, net	266,503	-	266,503
Deferred stock issuance costs	325,344	-	325,344

Total Assets	$23,896,150	$(96,874)	$23,799,276

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses	$466,433	$-	$466,433
Security deposits	176,714	40,655	217,369
Note payable	1,227,100	-	1,227,100

Total Liabilities	1,870,247	40,655	1,910,902

Stockholders' Equity
Common stock	6,592	-	6,592
Additional paid-in capital	24,601,719	-	24,601,719
Accumulated deficit	(2,582,408)	(137,529)	(2,719,937)
Total Stockholders' Equity	22,025,903	(137,529)	21,888,374

Total Liabilities and Stockholders' Equity	$23,896,150	$(96,874)	$23,799,276

See accompanying notes to unaudited pro forma balance sheet.

REVEN HOUSING REIT, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

as of June 30, 2014

a)	Historical financial information was derived from Reven Housing REIT’s quarterly report on Form 10-Q as of June 30, 2014 and has been adjusted to reflect the changes as presented in Reven Housing REITS restated annual report on Form 10- K/A as of December 31, 2013.

b)	Represents the acquisition of Memphis 60 Homes. The purchase price of Memphis 60 Homes was $4,725,800 plus closing and acquisition costs of $137,529. The purchase price was funded entirely by cash held by Reven Housing REIT.

c)	Reven Housing REIT recorded the cost of tangible assets and identifiable intangibles (consisting of tenant origination and absorption costs) acquired in a business combination based on their estimated fair values.

REVEN HOUSING REIT, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2014

	Reven Housing	Pro Forma
	REIT	Adjustments		Pro Forma
	Historical (a)	Memphis 60		Total

Rental income, net	$975,980	$286,759	(b)	$1,262,739

Operating expenses:
Rental expenses	420,388	100,454	(c)	540,915
		20,073	(d)
General and administrative	726,260	-		726,260
Legal and accounting	191,352	-		191,352
Interest expense	3,332	-		3,332

Depreciation and amortization	203,000	92,400	(e)	295,400

Total operating expenses	1,544,332	212,927		1,757,259

Net (loss) income	$(568,352)	$73,832		$(494,520)

Net loss per share, basic and diluted	$(0.11)			$(0.10)

Weighted average number of common shares outstanding	5,111,366			5,111,366

See accompanying notes to unaudited pro forma statement of operations

REVEN HOUSING REIT, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2014

a)	Historical financial information was derived from Reven Housing REIT’s quarterly report on Form 10-Q for the six months ended June 30, 2014.

b)	Represents net rental income from tenants (not reflected in the historical statement of operations of Reven Housing REIT) for the six months ended June 30, 2014, based on historical operations of the previous owner.

c)	Represents operating expenses (not reflected in the historical statement of operations of Reven Housing REIT) for the six months ended June 30, 2014, based on historical operations of the previous owner.

d)	Represents property management costs based on 7% of rent income (not reflected in the historical statement of operations of Reven Housing REIT) for the six months ended June 30, 2014, based on management's estimates that would have been incurred had the homes been acquired on January 1, 2013.

e)	Represents adjustments to depreciation and amortization expense (not reflected in the historical statement of operations of Reven Housing REIT) for the six months ended June 30, 2014. Depreciation expense is calculated using the straight-line method over the estimated useful life of 27.5 years for the buildings. Amortization expense on lease intangible costs is recognized using the straight-line method over the life of the lease.

REVEN HOUSING REIT, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

	Reven Housing	Pro Forma
	REIT	Adjustments		Pro Forma
	Historical (a)	Memphis 60		Total

Rental income, net	$342,243	$555,874	(b)	$898,117

Operating expenses:
Rental expenses	136,679	184,910	(c)	360,500
		38,911	(d)
General and administrative	366,071	-		366,071
Legal and accounting	195,156	-		195,156
Real estate acquisition costs	279,965	137,529	(e)	417,494
Interest expense	77,004	-		77,004
Amortization of discount on notes payable	563,253	-		563,253
Depreciation and amortization	96,812	184,800	(f)	281,612

Total operating expenses	1,714,940	546,150		2,261,090

Net loss	$(1,372,697)	$9,724		$(1,362,973)

Net loss per share, basic and diluted	$(1.03)			$(1.02)

Weighted average number of common shares outstanding	1,336,614			1,336,614

See accompanying notes to unaudited pro forma statement of operations

REVEN HOUSING REIT, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

a)	Historical financial information derived from Reven Housing REIT’s annual report on Form 10-K/A for the year ended December 31, 2013.

b)	Represents net rental income from tenants (not reflected in the historical statement of operations of Reven Housing REIT) for the year ended December 31, 2013, based on historical operations of the previous owner.

c)	Represents operating expenses (not reflected in the historical statement of operations of Reven Housing REIT) for the year ended December 31, 2013, based on historical operations of the previous owner.

d)	Represents property management costs based on 7% of rent income (not reflected in the historical statement of operations of Reven Housing REIT) for the year ended December 31, 2013, based on management's estimates that would have been incurred had the asset been acquired on January 1, 2013.

e)	Represents acquisition and closing costs relating to the purchase of the real estate had it occurred on January 1, 2013.

f)	Represents adjustments to depreciation and amortization expense (not reflected in the historical statement of operations of Reven Housing REIT) for the year ended December 31, 2013. Depreciation expense is calculated using the straight-line method over the estimated useful life of 27.5 years for the buildings. Amortization expense on lease intangible costs is recognized using the straight-line method over the life of the lease.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC No. 333-195042) of Reven Housing REIT, Inc. of our report dated May 6, 2015 with respect to the statement of revenues over certain operating expenses of the real estate properties known as Memphis 60 Homes for the year ended December 31, 2013 included in this Current Report on Form 8-K/A.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

May 6, 2015